UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): January 28, 2010
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Departure of Director
     On January 28, 2010, Eugene Davis notified American Commercial Lines Inc. (the “Company”) that he would not stand for re-election as a director on the Board of Directors of the Company at the Company’s 2010 Annual Meeting of Stockholders and he would retire as a director at the end of his term on May 17, 2010. Mr. Davis has served on the Company’s Board of Directors since 2005 and currently serves as a member of the Audit Committee and Nominating and Governance Committee of the Company’s Board of Directors. The Company is not aware of any disagreement between Mr. Davis and the Company on any matter relating to the Company’s operations, policies or practices.
     On February 2, 2010, in consideration of Mr. Davis’ retirement and years of service as a director, the Compensation Committee of the Board of Directors of the Company approved certain changes to Mr. Davis’ current equity grants. As of May 17, 2010, 1,343 unvested restricted stock unit awards currently held by Mr. Davis will be immediately vested. In addition, the Compensation Committee extended the period during which Mr. Davis could exercise unexercised stock options after his retirement until January 1, 2015. Without the extension, all of Mr. Davis’ unexercised stock options would have expired on August 15, 2010, 90 days following the effective date of his retirement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: February 3, 2010	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

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